EXHIBIT 10.2



14 August 2003

The Directors
BresaGen Limited
38 Wmwood Street
Thebarton SA 5031

Dear Sirs:



CONSENT TO BE NAMED IN SEC FORM 20-F


Acuity Technoloy Management Pty Ltd consents to the incorporation by reference in the consolidated financial statements of BresaGen Limited and its controlled entities included in the Annual Financial Report (Form 20-F) for the year ending June 30, 2002 of our following reports:

o Report dated October 2000 with respect to the valuation of intellectual property acquired by BresaGen from CytoGenesis. Inc; and

o Report dated June 29, 2001 with respect to the carrying value of all BresaGen's intellectual property at that time.




Yours sincerely


/s/D.H. RANDERSON
D.H. RANDERSON
Managing Director